Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

between

MIDLAND STATES BANCORP, INC.

and

RICHARD E. WORKMAN 2001 TRUST

Dated as of December 31, 2010

1.	DEFINITIONS		1

	1.1	General Terms	1
	1.2	Accounting Terms	10
	1.3	Other Definitional or Interpretive Provisions	10

2.	CREDIT		10

	2.1	Term Loans	10
	2.2	Mandatory Payments; Prepayments	11
	2.3	Interest	11
	2.4	General Provisions Regarding Payments	12

3.	[INTENTIONALLY OMITTED]		12

4.	DEDUCTIONS AND PAYMENTS		12

5.	AFFIRMATIVE COVENANTS		13

	5.1	Field Examinations	13
	5.2	Reporting	13
	5.3	Insurance	14
	5.4	Taxes	15
	5.5	Maintenance of Property	15
	5.6	Notice of Default or Event of Default	15
	5.7	Accountant	15
	5.8	Corporate Existence	15
	5.9	Compliance with Law	16
	5.10	ERISA Compliance	16
	5.11	Cease and Desist Orders	16
	5.12	Change in Business Activities	17
	5.13	Litigation	17
	5.14	Payment of Indebtedness	17
	5.15	Bank Activities	17
	5.16	Performance	17
	5.17	FR Y-6 Reports	17
	5.18	Accountant’s Reports	18
	5.19	Liens	18
	5.20	FDIC	18
	5.21	Material Events	18
	5.22	GAAP and Certain other Financial Statements	18
	5.23	Payment of Liabilities	19
	5.24	Inspection of Property and Books and Records	19
	5.25	Further Assurances	19
	5.26	Loan Loss Allowance	20
	5.27	Tier 2 Capital	20

6.	NEGATIVE COVENANTS		20

i

	6.1	Distributions; Payments on Indebtedness	20
	6.2	Default Under Other Contracts	21
	6.3	Other Agreements	21
	6.4	Non-Performing Assets	21
	6.5	Subsidiaries	21
	6.6	Affiliate Investments	21
	6.7	Transaction with Third Parties	21
	6.8	Certificates	22
	6.9	Consolidations, Conversions, Mergers, Sale of Assets	22
	6.10	Related Documents	22
	6.11	Compliance with Laws and Documents	22

7.	REPRESENTATIONS AND WARRANTIES, ETC		22

	7.1	Existence and Power	22
	7.2	Authorization; No Contravention	23
	7.3	Governmental Authorization	23
	7.4	Binding Effect	23
	7.5	Litigation	23
	7.6	No Default	24
	7.7	Margin Regulations	24
	7.8	Title to Properties	24
	7.9	Taxes	24
	7.10	Financial Condition	24
	7.11	Regulatory Reporting	25
	7.12	Loan Loss Allowance	25
	7.13	Related Documents	25
	7.14	Regulated Entities	25
	7.15	Subsidiaries	26
	7.16	Brokers’ Fees; Transaction Fees	26
	7.17	Insurance	26
	7.18	Full Disclosure	26
	7.19	Solvency	26
	7.20	Regulatory Enforcement Actions	27
	7.21	ERISA; Absence of Reportable Events	27
	7.22	Other Loans and Guaranties	27
	7.23	Multi-Employer Plans	27
	7.24	Intellectual Property	27
	7.25	Environmental Matters	27
	7.26	Indebtedness	28
	7.27	Survival	28

8.	DEFAULT, RIGHTS AND REMEDIES OF LENDER		28

	8.1	Events of Default	28
	8.2	Acceleration	29
	8.3	Other Remedies	29

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	8.4	Waiver of Demand	30

9.	MISCELLANEOUS		30

	9.1	Board Observation Rights	30
	9.2	Waiver	30
	9.3	Costs and Attorneys’ Fees	31
	9.4	Expenditures by Lender	31
	9.5	Reliance by Lender	31
	9.6	Parties	32
	9.7	Choice of Law	32
	9.8	Consent to Jurisdiction	32
	9.9	Service of Process	33
	9.10	Waiver of Jury Trial	33
	9.11	Confidentiality	33
	9.12	Severability	33
	9.13	Application of Payments	34
	9.14	Marshaling; Payments Set Aside	34
	9.15	Section Titles	34
	9.16	Continuing Effect	34
	9.17	Notices	34
	9.18	Equitable Relief	35
	9.19	Indemnification	36
	9.20	Amendment and Restatement, Etc	36
	9.21	No Novation	36
	9.22	Counterparts	37
	9.23	Original Issue Discount	37

10.	SUBORDINATION		37

iii

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 31, 2010, is by and between MIDLAND STATES BANCORP, INC., a Delaware corporation (“Borrower”), and RICHARD E. WORKMAN 2001 TRUST, an Illinois trust dated July 4, 2001 (“Lender”).

RECITALS:

A.            Borrower and Lender are parties to that certain Credit Agreement dated as of May 29, 2009 (as heretofore amended, modified or supplemented from time to time, the “Original Agreement”) and the parties hereto desire to amend and restate the Original Agreement as set forth herein.

B.            The execution and delivery of this Agreement is a condition to the occurrence of the “Amendment Effective Date” (as hereinafter defined) in connection with the restructuring of certain loans as contemplated by the “Amendment Agreement” (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Original Agreement is hereby amended and restated in its entirety as of the Amendment Effective Date as follows and the parties hereto hereby further agree as follows:

1.             DEFINITIONS.

1.1           General Terms.  When used herein, the following terms shall have the following meanings:

“2009 Default Rate” shall have the meaning given such term in Section 2.3(a).

“2009 Exchange Agreement” shall mean that certain Amended and Restated 2009 Exchange and Warrant Purchase Agreement dated as of December 31, 2010 between Borrower and Lender.

“2009 Term Loans” shall have the meaning given such term in Section 2.1.

“2010 Default Rate” shall have the meaning given such term in Section 2.3(b).

“2010 Exchange Agreement” shall mean that certain Amended and Restated 2010 Exchange and Warrant Purchase Agreement dated as of December 31, 2010 between Borrower and Lender.

“2010 Term Loan” shall have the meaning given such term in Section 2.1.

“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.  Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall, for the purposes of this Agreement, be deemed to control the other Person.  In the absence of designation to the contrary, reference to an Affiliate or Affiliates shall be deemed to be a reference to Affiliates of Borrower.  Notwithstanding the foregoing, Lender shall not be deemed an “Affiliate” of Borrower or of any Subsidiary of Borrower.

“Agreement” shall mean this Amended and Restated Credit Agreement, as amended, modified or supplement from time to time, together with all exhibits and schedules attached hereto.

“Amended 2010 Term Note” shall have the meaning given such term in Section 2.1.

“Amendment Agreement” shall mean that certain Amendment Agreement dated as of December 31, 2010 among Borrower and Lender.

“Amendment Effective Date” shall mean the “Effective Date” (as such term is defined in the Amendment Agreement).

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.  § 101, et seq.), as amended, reformed or modified from time to time and any rules or regulations issued from time to time thereunder.

“Bank” shall mean Midland States Bank, an Illinois banking corporation.

“Borrower” shall have the meaning given such term in the preamble hereto.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to close.

“Capital Lease” shall mean any leasing or similar arrangement which, in accordance with GAAP, is or should be classified as a capital lease.

“Capital Lease Obligations” shall mean all monetary obligations under any Capital Leases.

“Code” shall mean the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rules or regulations issued from time to time thereunder.

“Code Provisions” shall have the meaning given such term in Section 8.1.

“Contingent Obligation” shall mean, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Contractual Obligations” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Default” shall mean an Event of Default or an event or condition which with the passage of time or the giving of notice or both would, unless cured or waived, become an Event of Default.

“Depository Institution Subsidiary” shall mean Bank and any other institution that holds deposits insured by the FDIC and becomes a Subsidiary of the Borrower after the date hereof.

“DFPR” shall mean the Department of Financial and Professional Regulation of the State of Illinois.

“Distribution” shall mean (a) the declaration or making of any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or other Equity Interests, partnership interests, membership interests or other Equity Interests (including warrants), or (b) the purchase, redemption or other acquisition for value by any Person of any shares of its capital stock, partnership interests, membership interests or other Equity Interests or any warrants, rights or options to acquire such shares, Equity Interests or securities now or hereafter outstanding.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Equity Interests” shall mean the membership interests, partnership interests, capital stock or any other equity interest of any type or class of any Person and options, warrants and other rights to acquire membership interests, partnership interests, capital stock or other equity interests of any type or class of such Person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“Event of Default” shall mean the occurrence or existence of any one or more of the events described in Section 8.1.

“Exchange Agreements” shall mean, collectively, the 2009 Exchange Agreement and the 2010 Exchange Agreement.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Financial Statements”, as to any Person, shall mean the consolidated and consolidating balance sheets of such Person and its Subsidiaries, the consolidated and consolidating statements of income, retained earnings, reconciliation of net worth, and changes in financial position Person and its Subsidiaries, plus all notes thereto, and any other financial statements of Borrower or any Bank provided to Lender under this Agreement.

“Financing Document” shall mean, collectively, this Agreement, the Notes, the Exchange Agreements, the Preferred Subscription Documents, the Registration Rights Agreement, the Warrants, and all other documents, instruments and agreements delivered to Lender in connection therewith.

“Fiscal Year” shall mean the fiscal year of Borrower and each Bank ending on December 31 of each year.

“FRB” shall mean the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, applied in a manner consistent with those principles used in preparing the December 31, 2008 financial statements referred to in Section 7.10, unless otherwise provided for herein.

“Governing Documents” shall mean (a) for any bank or other corporation, the charter, certificate or articles of incorporation, the bylaws, any certificate of designations or instrument relating to the rights of shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement, limited liability company agreement or other similar agreement and articles or certificate of formation, and all applicable resolutions of the board of managers (or any committee thereof) of such limited liability company, or (d) for any Person (including any corporation, partnership or limited liability company), any agreement, instrument or document comparable to the foregoing.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any federal or state governmental department, commission, board, regulatory authority or agency that has examination, supervision or oversight authority with respect to the Borrower or any Depository Institution Subsidiary including, but not limited to, the FRB, the Office of the Comptroller of the Currency, the FDIC, the DFPR and the Office of Thrift Supervision.

“Indebtedness” of any Person shall mean, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables incurred in the Ordinary Course of Business or accrued expenses paid on customary terms in the Ordinary Course of Business); (c) all reimbursement or payment obligations (whether or not contingent) with respect to letters of credit, surety bonds and other similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses (including the Junior Subordinated Debt); (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or the Person providing financing under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) all Equity Interests of such Person subject to repurchase or redemption (other than at the sole option of such Person); (h) “earnouts” and similar payment obligations under merger, acquisition, purchase or similar or related agreements; (i) all obligations under Rate Contracts; (j) all Indebtedness and obligations referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness or obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or obligations; and (k) all Contingent Obligations described in clause (a) of the definition thereof in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above.  For the purpose of computing the “Indebtedness” of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

“Indemnified Matters” shall have the meaning given such term in Section 9.19.

“Indemnitees” shall have the meaning given such term in Section 9.19.

“Insured Depository Institution” shall have the meaning ascribed to such term in 12 U.S.C.  § 1813.

“Junior Subordinated Debt” shall mean the Indebtedness of Borrower to the TruPS Trustee in the aggregate original principal amount of $10,310,000, as evidenced by the Junior Subordinated Debt Documents.

“Junior Subordinated Debt Documents” shall mean, collectively, the Junior Subordinated Debt Security and any and all agreements, documents and instruments executed and delivered thereunder or in connection therewith.

“Junior Subordinated Debt Security” shall mean that certain Junior Subordinated Debt Security Due 2034 issued by Borrower to the TruPS Trustee in the original principal amount of $10,310,000.

“Lender” shall have the meaning given such term in the preamble hereto, and such term shall include Lender’s successors and assigns.

“Liabilities” shall mean, collectively, all of Borrower’s liabilities, obligations, and indebtedness to Lender or any of its Affiliates of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether individually or collectively, direct or indirect, joint or several, absolute or contingent, primary or secondary, fixed or otherwise (including obligations of performance), and whether arising or existing under any Financing Document or other written agreement, oral agreement or operation of law, including all of Borrower’s other indebtedness and obligations to Lender or any of its Affiliates under or in respect of any of this Agreement and the other Financing Documents.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, but not limited to, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease which is not a Capital Lease.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

“Loans” shall mean, collectively, the 2009 Term Loan and the 2010 Term Loan.

“Margin Stock” shall mean “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Material Adverse Effect” and “material adverse effect” shall each mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of Borrower, any of its Subsidiaries, or of Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower, any of its Subsidiaries, or of Borrower and its Subsidiaries taken as a whole, to perform in any material respect any obligations under any Financing Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Financing Document.

“Notes” shall have the meaning given such term in Section 2.1.

“Ordinary Course of Business” shall mean, in respect of any transaction involving Borrower or any Subsidiary, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Financing Document.

“Original 2009 Term Loan” shall have the meaning given such term in Section 2.1.

“Original Agreement” shall have the meaning given such term in the recitals to this Agreement.

“Pension Plan” shall mean any employee’s pension benefit plan as such term is described in Section 3 of the ERISA.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other form of entity.

“Preferred Subscription Documents” shall mean, collectively the Series C Preferred Subscription Documents and the Series D Preferred Subscription Documents.

“Property” shall mean any property or interest of any type in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Rate Contracts” shall mean swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates, including any agreement or arrangement which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement dated on or about December 31, 2010 between Borrower and Lender in the form attached hereto as Exhibit 1.1.

“Related Documents” shall mean, collectively, the Junior Subordinated Debt Documents, the Preferred Subscription Documents, the Exchange Agreements, the Original Agreement, the Registration Rights Agreement, the Warrants, and any and all agreements, documents and instruments executed and delivered thereunder or in connection therewith.

“Related Transactions” shall mean the transactions contemplated by the Related Documents.

“Requirement of Law” shall mean, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” shall mean, as to Borrower, the chief executive officer, chief financial officer, vice president of finance or the president of Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of Borrower, or any other officer having substantially the same authority and responsibility.

“SEC” shall mean the Securities and Exchange Commission, or any entity succeeding to any of its principal functions.

“Senior Debt” shall mean all claims of general creditors of Borrower (which shall expressly exclude the Junior Subordinated Debt and any debt which, by its express terms, is pari passu to the Loans, but shall expressly include, as set forth in Federal Reserve Supervisory Letter SR 92-37, all senior claims of general creditors of Borrower for borrowed money, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, and obligations associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts, and similar arrangements), but excluding any debt incurred in connection with this Agreement.

“Series C Preferred Subscription Documents” shall mean, collectively, (a) that certain Confidential Private Placement Memorandum dated May 15, 2009 issued by Borrower regarding its offering for the sale of up to 2,500 shares of its Series C Preferred Stock (the “2009 PPM”), (b) all Subscription Agreements executed in connection therewith (collectively, the “Series C Subscription Agreements”), and (c) any and all agreements, documents and instruments executed and delivered thereunder or in connection therewith.

“Series C Warrant” means that certain Series C Preferred Stock Warrant dated as of December 31, 2010 between Borrower and Lender.

“Series D Preferred Subscription Documents” shall mean, collectively, (a) that certain Confidential Private Placement Memorandum dated February 22, 2010, as supplemented by the Supplement to Initial Private Placement Memorandum Dated February 22, 2010 dated March 11, 2010, issued by Borrower regarding its offering for the sale of up to 4,000 shares of its Series D Preferred Stock (the “2009 PPM”), (b) all Subscription Agreements executed in connection therewith (collectively, the “Series D Subscription Agreements”), and (c) any and all agreements, documents and instruments executed and delivered thereunder or in connection therewith.

“Series D Warrant” means that certain Series D Preferred Stock Warrant dated as of December 31, 2010 between Borrower and Lender.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control (or have the power to be or control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.  In the absence of designation to the contrary, reference to a Subsidiary or Subsidiaries shall be deemed to be a reference to Subsidiaries of Borrower.

“Tier 2 Capital” has the definition provided in, and shall be determined in accordance with, the rules and regulations of the FRB.

“Tranche A 2009 Term Note” shall have the meaning given such term in Section 2.1.

“Tranche A 2009 Term Loan” shall have the meaning given such term in Section 2.1.

“Tranche B 2009 Term Note” shall have the meaning given such term in Section 2.1.

“Tranche B 2009 Term Loan” shall have the meaning given such term in Section 2.1.

“TruPS Trustee” shall mean The Bank of New York Mellon Trust Company, National Association (successor trustee to JPMorgan Chase Bank, N.A.), in its capacity as institutional trustee for Midland States Preferred Securities Trust.

“UFCA” shall have the meaning given such term in Section 7.19.

“UFTA” shall have the meaning given such term in Section 7.19.

“United States” and “U.S.” each shall mean the United States of America.

“Warrants” shall mean, collectively, the Series C Warrant and the Series D Warrant, together with all replacements, reissues or subdivisions thereof.

1.2           Accounting Terms.  Calculations and determinations of financial and accounting terms used and not otherwise specifically defined under this Agreement shall be made and determined, both as to classification of items and as to amount, in accordance with GAAP.

1.3           Other Definitional or Interpretive Provisions.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the singular number includes the plural, and vice versa.  The words “include,” “includes” and “including” shall in any event be deemed to be followed by the phrase “without limitation.”  All references in this Agreement to “this Agreement”, “herein”, “hereunder”, “hereof” shall be deemed to refer to this Agreement and the Exhibits hereto (including their annexes) unless the context requires otherwise.  Sections, subsections, exhibits and schedules shall be construed to refer to sections and subsections of, and exhibits and schedules to, this Agreement unless the context requires otherwise.  Any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, but only to the extent such amendment, restatement, supplement or modification does not breach this Agreement or any other Financing Document.

2.             CREDIT.

2.1           Term Loans.  On May 29, 2009, Lender extended a term loan to Borrower which has an outstanding principal balance as of the date hereof of $11,300,000 (the “Original 2009 Term Loan”).  On or about March 31, 2010, Lender extended a term loan to Borrower which has an outstanding principal balance as of the date hereof of $5,000,000 (the “2010 Term Loan”).  The parties have agreed to split the Original 2009 Term Loan into two (2) separate loans as follows: (a) $6,300,000 of the Original 2009 Term Loan shall be deemed to be the “Tranche A 2009 Term Loan”,  and (b) $5,000,000 of the Original 2009 Term Loan shall be deemed to be the “Tranche B 2009 Term Loan” (the Tranche A 2009 Term Loan and Tranche B 2009 Term Loan are herein referred to, collectively, as the “2009 Term Loans”; the 2009 Term Loans and the 2010 Term Loan are referred to, collectively, as the “Loans”).  The Tranche A 2009 Term Loan shall be evidenced, in part, by and shall be repayable in accordance with the terms of this Agreement and a term note in the form attached hereto as Exhibit 2.1(a) (the “Tranche A 2009 Term Note”).  The Tranche B 2009 Term Loan shall be evidenced, in part, by and shall be repayable in accordance with the terms of this Agreement and a term note in the form attached hereto as Exhibit 2.1(b) (the “Tranche B 2009 Term Note”).  The 2010 Term Loan shall be evidenced, in part, by and shall be repayable in accordance with the terms of this Agreement and a term note in the form attached hereto as Exhibit 2.1(c) (the “Amended 2010 Term Note” and, together with the Tranche A 2009 Term Note and the Tranche B 2009 Term Note, collectively, the “Notes”) with the blanks appropriately filled. The provisions of the Notes notwithstanding, the Liabilities evidenced by each of the Notes shall become immediately due and payable as provided in Section 8.2 hereof.

2.2           Mandatory Payments; Prepayments.

(a)           Borrower shall pay the unpaid principal balance of each Loan in one payment in an aggregate amount equal to the unpaid principal balance of such Loan on April 1, 2020.

(b)           Borrower may not voluntarily prepay the principal of any 2009 Term Loan in full or in part at any time prior to July 1, 2013.  At any time on or after July 1, 2013 Borrower may voluntarily prepay, without premium or penalty, each 2009 Term Loan in full or in part; provided, however, that, each prepayment of the principal of each 2009 Term Loan made on or after July 1, 2013 shall be made on two Business Days prior written notice to Lender of the 2009 Term Loan to be prepaid together with the amount to be so prepaid.

(c)           Borrower may not voluntarily prepay the principal of the 2010 Term Loan in full or in part at any time prior to April 1, 2016.  At any time on or after April 1, 2016 Borrower may voluntarily prepay, without premium or penalty, the 2010 Term Loan in full or in part; provided, however, that, each prepayment of the principal of the 2010 Term Loan made on or after April 1, 2016 shall be made on two Business Days prior written notice to Lender of the amount to be so prepaid.

(d)           Any prepayment of any Loan shall be made in integral multiples of $100,000 and, to the extent that any such prepayment is not received by Lender together with notice thereof prior to 11:00 a.m. (Chicago time) on a Business Day, the same shall be deemed to be received on the following Business Day.

(e)           Borrower is required under Regulation Y of the FRB to consult with the FRB prior to prepaying any Loan.  Lender shall have no responsibility to verify whether Borrower has obtained FRB consent for any such prepayment.

2.3           Interest.

(a)           Borrower shall pay to Lender interest on the outstanding principal balance of each 2009 Term Loan and all other Liabilities arising under this Agreement and the Notes (other than the principal of the 2010 Term Loan) at a per annum rate equal to 15%; provided, however, from the date of the occurrence of an Event of Default and during the continuance thereof, Borrower shall pay to Lender interest on the outstanding principal balance of each 2009 Term Loan and all other Liabilities (other than the principal of the 2010 Term Loan) at a per annum rate equal to 17% (the “2009 Default Rate”).

(b)           Borrower shall pay to Lender interest on the outstanding principal balance of the 2010 Term Loan at a per annum rate equal to 12%; provided, however, from the date of the occurrence of an Event of Default and during the continuance thereof, Borrower shall pay to

Lender interest on the outstanding principal balance of the 2010 Term Loan at a per annum rate equal to 14% (the “2010 Default Rate”).

(c)           Accrued interest shall be payable by Borrower: (i) quarterly in arrears not later than the first day of each calendar quarter, (ii) as to each Loan, upon payment in full of the principal amount of such Loan, and (iii) at any time after the occurrence and during the continuance of an Event of Default, upon demand.  All interest and fees provided for under this Agreement shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(d)           Notwithstanding anything to the contrary set forth in this Section 2.3 or elsewhere in this Agreement, the 2009 Default Rate and the 2010 Default Rate shall only apply with respect to an Event of Default relating to the 2009 Term Loan or the 2010 Term Loan, respectively, if such Event of Default occurs under any one or more of Sections 8.1(a), 8.1(b), 8.1(e) or 8.1(f).

2.4           General Provisions Regarding Payments.  All payments to be made by Borrower under any Financing Document, including payments of principal and interest on the Loans and all fees, expenses, indemnities and reimbursements, shall be made without set off or counterclaim, in lawful money of the United States of America and in immediately available funds.  If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  Borrower shall make all payments in immediately available funds to Lender before 11:00 a.m.  (Chicago time) on the date when due (and, if received on such day after 11:00 a.m.  (Chicago time), shall be deemed received on the next Business Day).  Lender may in its sole discretion elect to bill Borrower for such amounts in which case the amount shall be immediately due and payable when otherwise due and payable hereunder.

3.             [INTENTIONALLY OMITTED].

4.             DEDUCTIONS AND PAYMENTS.

All payments by Borrower on the Liabilities shall be made without set-off or counterclaim, and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any country or any political subdivision thereof or taxing or other authority therein (unless Borrower is required by law to make such deduction or withholding), excluding, in the case of Lender, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which Lender is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions in respect of payments on the Liabilities being hereinafter referred to as “Taxes”).  If any such obligation is imposed upon Borrower with respect to any amount payable by it hereunder, Borrower shall pay to Lender on the date on which such amount becomes due and payable hereunder and in Dollars, such additional amount as shall be necessary to enable Lender to receive the same net amount which it would have received on such due date had no such obligation been imposed upon Borrower.  If Borrower shall be required by law to make such deduction or withholding it will deliver to Lender tax receipts or other appropriate evidence of payment.  In addition, Borrower shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by Borrower on the Liabilities or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the other Financing Documents (hereinafter referred to as “Other Taxes”).  Borrower shall, upon demand by Lender, indemnify Lender for and hold Lender harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 4, imposed on or paid by Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  A certificate signed by Lender setting forth any additional amount required to be paid by Borrower to Lender under any provision of this Sections 4, and the computations made by Lender to determine such additional amount, shall be submitted by Lender to Borrower in connection with each demand made at any time by Lender upon Borrower under this Section 4.  Such certificate, in the absence of manifest error, shall be conclusive as to the additional amount owed.

5.             AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, so long as any Loan or any other Liability shall remain unpaid or unsatisfied, unless Lender waives compliance in writing, that Borrower shall:

5.1           Field Examinations.  On three (3) Business Days verbal notice, permit, and cause the Bank to permit, any person(s) designated by Lender to visit, inspect and audit any of the Properties, corporate books, loan documentation, loan portfolios, loan files, investment portfolios and financial records of Borrower and the Bank and to discuss the affairs, finances and accounts of Borrower and the Bank with the directors, officers, employees and certified public accountants of each, all at such reasonable times during normal business hours and as often as Lender may reasonably request; provided, that no such audit or inspection shall occur during an examination or shall otherwise violate any legal or regulatory requirement to which the Borrower or the Bank may be subject.

5.2           Reporting.  Deliver or caused to be delivered to Lender:

(a)           Within forty five (45) days after the required filing day each quarter, a copy of the Bank’s call reports (FFIEC 034) prepared and signed by a duly authorized officer, as prepared for the regulators;

(b)           Within one hundred twenty (120) days after the close of each Fiscal Year a copy of the Borrower’s, and the Bank’s audited financial statements prepared in accordance with GAAP, including but not limited to, a balance sheet, statement of income, statement of changes in financial position, and a reconciliation of net worth as prepared by Borrower’s independent certified public accountant;

(c)           Within ten (10) days after their completion, copies of all public filings, applications or reports by Borrower, or the Bank to any banking agency or any other official, bureau or agency which asserts authority over their operations, unless the furnishing of such reports to the Lender would constitute a violation of applicable federal or state law or the rules and regulations of such official, bureau, or agency;

(d)           Promptly after the sending or making available or filing of the same, copies of all reports, proxy statements and financial statements that Borrower and/or the Bank sends or makes available to its stockholders and all regular, periodic, or special report, registration statement, and/or prospectus that Borrower and/or the Bank file with the SEC;

(e)           To the extent permitted by law, and so long as such information is not confidential and related to a customer of Borrower or the Bank, deliver to Lender as soon as available, and in any event within twenty-five (25) days after the end of each calendar month, (1) a report as a result of an examination of the assets of Borrower and the Bank, which indicates those assets (if any) classified as “Loss,” “Doubtful,” “Substandard,” or “Other Assets Especially Mentioned,” and (2) a report as a result of an examination of the loans and assets of Borrower or the Bank, which indicates the ratio Non-performing Loans to Total Loans and other real estate of Borrower and the Bank;

(f)            Each of the items listed on Exhibit 5.2(f) on or before the date specified on Exhibit 5.2(f), each of which shall be in form and substance reasonably satisfactory to Lender and its counsel; and

(g)           All other business, financial, corporate and other information or records of Borrower or the Bank upon request by Lender, except to the extent that the furnishing or disclosure of any such information or records would constitute a violation of applicable federal or state law or the rules and regulations of any such official, bureau, or agency described in the foregoing subparagraph (c).

Lender is hereby authorized to deliver a copy of any financial statement or other information made available by Borrower or the Bank to participant lenders and/or any regulatory authority having jurisdiction over Lender, pursuant to any request therefor.

5.3           Insurance.

(a)           (i) Keep adequately insured, and cause the Bank to keep adequately insured, by financially sound and reputable insurers and in reasonable amounts, all Property of Borrower and the Bank of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations, (ii) carry and cause the Bank to carry adequate liability insurance and other insurance of a kind and in such amounts as is generally carried by corporations engaged in the same or similar businesses similarly situated and with financially sound and reputable insurers, and (iii) cause the Bank to maintain coverage under a banker’s blanket bond in an amount equal to the greater of the amount of coverage currently maintained by the Bank or the minimum coverage recommended by the American Banker’s Association, plus such excess fidelity coverage as is generally carried by comparable banks.

(b)           As soon as practicable and in any event within thirty (30) days after the end of each Fiscal Year, Borrower shall provide Lender with evidence that Borrower maintains, and causes the Bank to maintain, the insurance required under this Section 5.3, and evidence of the amount of such insurance.

5.4           Taxes.  Duly file, and cause the Bank to duly file, all Federal, state and local income tax returns and all other material tax returns and reports of Borrower or the Bank, as the case may be, which are required to be filed; pay, and cause the Bank to pay, when due, all taxes and governmental charges assessed against or upon Borrower or the Bank, as the case may be, or upon their respective Properties, assets, income or franchises; provided, however, that neither Borrower, nor the Bank shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in form and amount satisfactory to Lender have been provided, except that Borrower and the Bank shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

5.5           Maintenance of Property.  Maintain, and cause the Bank to maintain, all Property, plants and equipment (except obsolete equipment) of Borrower and the Bank in good operating order, and from time to time make, and cause the Bank to make, all needful and proper repairs, renewals, replacements, additions, betterment and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

5.6           Notice of Default or Event of Default.  Forthwith upon any officer or director of Borrower obtaining knowledge of a Default or an Event of Default, or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, Borrower will deliver to Lender a written certificate signed by such officer specifying the nature thereof, the period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.

5.7           Accountant.  Give Lender prompt notice of any change of Borrower’s independent certified public accountants and a statement of the reasons for such change.  Borrower must utilize an independent certified public accounting firm of at least regional reputation.

5.8           Corporate Existence.  Do or cause to be done all things necessary to (a) preserve and keep in full force and effect the corporate existence, rights and franchises of itself and the Bank, (b) duly qualify itself and the Bank to do business in all jurisdictions where the nature of Property owned or leased by the Borrower or the Bank or the nature of the business of Borrower or the Bank requires such qualification, and where failure to so qualify would have a material adverse effect on the business, prospects, properties or condition (financial or otherwise) of Borrower or the Bank, as the case may be, (c) cause the Bank to preserve and keep in full force and effect its respective existence, franchise and right to do business as a state bank under the laws of the State of Illinois, and (d) cause the Bank to maintain its status as an Insured Depositary Institution, and to otherwise maintain the Bank’s eligibility with the FDIC for federal deposit insurance.

5.9           Compliance with Law.  Comply in all material respects with, and cause the Bank to comply in all material respects with, any and all laws, ordinances and governmental and regulatory rules and regulations to which it or the Bank is subject; and obtain, and cause the Bank to obtain, any and all licenses, permits, franchises and other material governmental and regulatory authorizations necessary to the ownership of the Properties of itself or the Bank, or to the conduct of the business of itself or the Bank, which violation or failure to obtain might materially adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of Borrower or the Bank.

5.10         ERISA Compliance.  If Borrower or the Bank shall have, or in the future create, any Pension Plan, Borrower shall comply, in all material respects with, and shall cause the Bank to comply in all material respects with, all requirements of ERISA relating to such plan.  Without limiting the generality of the foregoing, Borrower will not: (a) permit, or cause or allow the Bank to permit, any Pension Plan maintained by it, to engage in any nonexempt “prohibited transaction”, as such term is defined in Section 4975 of the Code; (b) permit, or cause or, allow the Bank to permit, any Pension Plan maintained by it or the Bank, as the case may be, to incur any “accumulated funding deficiency”, as such term is defined in Section 302 of ERISA, 29 U.S.C.  1082, whether or not waived; (c) terminate, or cause or allow the Bank to terminate, any such Pension Plan in a manner which could result in the imposition of a Lien on the Property of Borrower or the Bank, pursuant to Section 4068 of ERISA, 29 U.S.C.  1368; or (d) take, or cause or allow the Bank to take, any action which would constitute or give rise to a complete or partial withdrawal from a multiemployer plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA.  Notwithstanding any provision contained in this Section 5.10 to the contrary, an act by the Borrower or the Bank shall not be deemed to constitute a violation of the preceding clauses (a) through (d) hereof unless Lender determines in good faith that said action, individually or cumulatively with other acts of the Borrower and the Bank, does have or is likely to cause a material adverse effect upon Borrower or the Bank.  Borrower shall have the affirmative obligation hereunder to report to Lender any of those acts identified in the preceding clauses (a) through (d) hereof, regardless of whether said act does or is likely to cause a material adverse effect upon Borrower or the Bank and failure by Borrower to report such act promptly upon Borrower’s becoming aware of the existence thereof shall constitute an Event of Default hereunder.  Borrower shall furnish Lender, promptly after the filing of the same, with copies of all reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to all such plans, and promptly advise Lender of the occurrence of any reportable Event or Prohibited Transaction (each, as defined in ERISA) with respect to any such Plan.

5.11         Cease and Desist Orders.  Except to the extent that disclosure of any such information would constitute a violation of applicable federal or state law or the rules and regulations of any banking agency or any other official, bureau or agency which asserts authority over Borrower’s or the Bank’s operations, notify Lender immediately of: (a) the issuance of any notice of charges, cease-and-desist order (temporary or otherwise) or order to take a permanent action by any governmental or regulatory authority against Borrower or the Bank or any director, officer, employee, agent, or other Person participating in the conduct of the affairs of Borrower or the Bank; (b) the service of any notice of intention to remove from office or notice of intention to suspend from office by any governmental or regulatory authority upon any director or officer of Borrower or the Bank; (c) the issuance of a notice of termination of the status of the Bank as an Insured Depositary Institution; or (d) enter into any agreement or memorandum of understanding between any governmental or regulatory authority and Borrower or the Bank or any director, officer, employee, agent, or other Person participating in the conduct of the affairs of Borrower or the Bank, regardless of whether the same is voluntary or involuntary, and promptly inform Lender of the terms thereof (unless such action would violate applicable law).

5.12         Change in Business Activities.

(a)           Provide Lender with thirty (30) days prior written notice of any plans to conduct or engage, or permit the Bank to conduct or engage, in any business if, as a result thereof, the general nature of the business which would thereafter be engaged in by Borrower or the Bank, as the case may be, would be substantially changed from the general nature of the business engaged in on the date of this Agreement by Borrower or the Bank;

(b)           Provide Lender with thirty (30) days prior written notice of any change in the location of any of Borrower’s or Bank’s places of business, or the establishment of any new, or the discontinuance of any existing, place of business; and

5.13         Litigation.  Give immediate notice to Lender of: (a) pending or any threat of any litigation or proceeding in which Borrower, the Bank, or the directors of each is a party if an adverse decision therein would require it to pay over more than $500,000 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance): and (b) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property or business, including a proceeding in bankruptcy or insolvency, an application for a receiver, trustee or conservator of any of their respective properties, or proceeding for reorganization, arrangement, readjustment of debt, conversation, dissolution or liquidation.

5.14         Payment of Indebtedness.  Pay when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of Borrower or the Bank.

5.15         Bank Activities.  Cause the Bank to maintain at all times (a) a “well capitalized” status, (b) a Tier I Leverage Ratio of 4.50%, (c) a Tier I Risk-Based Ratio of 5.40%, and (d) a Total Risk-Based Capital Ratio of 9.0%.

5.16         Performance.  Duly and punctually pay and cause to be paid the Indebtedness incurred pursuant hereto on the dates, and at the place and in the manner set forth herein and in the Notes issued hereunder, and perform and observe all of its obligations under this Agreement and any document executed in connection herewith.

5.17         FR Y-6 Reports.  Deliver to Lender as soon as possible, in any event within forty-five (45) days after the filing thereof, a copy of the publicly available portions of Borrower’s FR Y-6 annual report, and any FR Y-9C report to the FRB.

5.18         Accountant’s Reports.  Deliver to Lender promptly upon receipt thereof, a copy of any management letter or written report (and responses from management) submitted to Borrower or Bank by independent certified accountants with respect to the business condition (financial or otherwise), operations, prospects, or properties of Borrower or Bank.

5.19         Liens.  Pay or discharge, and cause Bank to pay or discharge, at or before maturity or before becoming delinquent, all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property, provided, however, that neither Borrower nor Bank shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

5.20         FDIC.  Cause Bank to maintain federal deposit insurance and to be a member of the FDIC, or any successor Person.

5.21         Material Events.  Except to the extent that disclosure of any such information would constitute a violation of applicable federal or state law or the rules and regulations of any banking agency or any other official, bureau or agency which asserts authority over Borrower’s or the Bank’s operations, promptly give written notice to Lender of the occurrence of any of the following:

(a)           Any material adverse change in the business, properties, assets, operations or condition, financial or otherwise, of the Borrower or Bank;

(b)           Any condemnation, seizure, attachment, appropriation, or assumption of control of any property, real or personal, by any governmental officials, bureau or agency or any legal process issued by any court materially affecting the Borrower or Bank; or

(c)           The delivery of findings of unsafe or unsound banking or business practices or conditions or an order of correction or similar order or notice to Bank or the commencement of any action to take possession of, reorganize, liquidate or which would otherwise materially or adversely affect Bank or any agency, commission, or authority.

5.22         GAAP and Certain other Financial Statements.

(a)           Borrower shall, and Borrower shall cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP; provided that monthly financial statements shall not be required to have footnote disclosure and are subject to normal year-end adjustments.

(b)           Borrower shall deliver to Lender in form and detail reasonably satisfactory to Lender as soon as available, but not later than thirty (30) days after the end of each calendar month (i) a copy of the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such calendar month, and the related consolidated and consolidating statements of income, changes in members’ equity and cash flows for such calendar month and for the portion of the Fiscal Year then ended, and setting forth in each case comparisons to Borrower’s most recent projections and to the corresponding periods in the preceding Fiscal Year, all certified on behalf of Borrower by an appropriate Responsible Officer as being complete and correct and fairly presenting in all material respects, in accordance with GAAP, the financial position and the results of operations of Borrower and its Subsidiaries on a consolidated and consolidating basis, subject to normal year-end adjustments and absence of footnote disclosure, and (ii) all financial statements filed with any state or federal bank regulatory authority.

(c)           Other Information.  Borrower shall furnish to Lender: (i) all reports, agenda and other information or materials (including any financial management reports or similar financial information or report of operations) distributed to Borrower’s or Bank’s respective boards of directors (or executive committees thereof) for regular or special board meetings, at the same time such reports, agenda and other information or materials are provided to such board or committee; provided, however, that Borrower shall not be required to furnish any material if Borrower’s board of directors believes in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to comply with applicable law or regulation regarding the confidentiality of the contents of reports of examination prepared by the FRB, FDIC or DFPR, to maintain the confidentiality of information related to a customer of Borrower or the Bank, or for other similar reasons; (ii) promptly upon receipt thereof, copies of any reports submitted by Borrower’s certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of Borrower and its Subsidiaries made by such accountants, including any comment letters submitted by such accountants to management of such Person in connection with their services; and (iii) promptly upon receipt thereof copies of any notices of any breach, default, event of default, Default or Event of Default and any other material notices, deliveries or communications under any Related Document.

5.23         Payment of Liabilities.  Borrower shall, and Borrower shall cause each of its Subsidiaries to, pay, discharge and perform as the same shall become due and payable or required to be performed, all of their respective obligations and liabilities.

5.24         Inspection of Property and Books and Records.  Borrower shall, and Borrower shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower and such Subsidiary.  Borrower shall, and Borrower shall cause each of its Subsidiaries to, permit representatives and independent contractors of Lender to visit and inspect any of their respective Properties, to examine their respective organizational, corporate, limited liability company or partnership, as applicable, financial and operating records (so long as such information is not confidential and related to a customer of Borrower or the Bank), and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired.

5.25         Further Assurances.  Borrower shall, and Borrower shall cause each of its Subsidiaries to, ensure that all written information, exhibits and reports furnished to Lender do not and will not, to its knowledge, contain any untrue statement of a material fact and do not and will not, to its knowledge, omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Lender and correct any defect or error that may be discovered therein or in any Financing Document or in the execution, acknowledgment or recordation thereof.  Promptly upon request by Lender, Borrower shall, and Borrower shall cause each of its Subsidiaries to, take such additional actions as Lender may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Financing Document, and (b) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to Lender the rights granted or now or hereafter intended to be granted to Lender under any Financing Document or under any other document executed in connection therewith.

5.26         Loan Loss Allowance.  Borrower shall cause each Depository Institution Subsidiary to maintain an allowance for possible loan losses which is adequate in all material respects to provide for probable or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding and which complies in all material respects with the Interagency Policy Statement on Allowance for Loan and Lease Losses Methodologies and Documentation for Banks and Saving Institutions of the Federal Financial Institutions Examination Council.

5.27         Tier 2 Capital.  If the Notes cease to be deemed to be Tier 2 Capital (other than due to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt), Borrower shall:  (a) immediately notify Lender; and (b) immediately upon request of Lender, execute and deliver all such agreements, including replacement notes, as Lender may reasonably request in order to restructure the obligations evidenced by the Notes as a senior obligation of Borrower.

6.             NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as any Loan or any other Liability shall remain unpaid or unsatisfied, unless Lender waives compliance in writing, Borrower shall not and Borrower shall not permit any of its Subsidiaries to, directly or indirectly:

6.1           Distributions; Payments on Indebtedness.

(a)           Make, or agree to make, any extraordinary Distribution (meaning, in the case of Distributions on stock having any preference as to distributions over Common Stock, any Distribution in excess of the amounts provided for in the Certificate of Designations with respect to such stock, and, in the case of Common Stock, any Distribution in excess of the per share amount intended by the Board of Directors at the time of declaration to be declared on a periodic basis going forward) to Borrower’s stockholders, except (i) acquisition for value constituting a redemption, repurchase or similar transaction effected with respect to a director’s shares or other equity interests, or rights convertible into or exchangeable for equity interests to the extent the aggregate amount of all such redemptions, repurchases or similar transactions does not exceed $100,000 in any calendar year, and (ii) acquisitions for value constituting a redemption, repurchase or similar transaction effected with respect to shares or other Equity Interests, or rights convertible into or exchangeable for equity interests, in each case issued under or pursuant to the Federal Troubled Assets Relief Program but in each case only to the extent made with the net cash proceeds received from the issuance of common stock of Borrower; or

(b)           if Borrower is in default on any payments required to be made under the Notes: (i) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (ii) make any payments (whether principal, interest, premium or otherwise) on, or repay, repurchase or redeem, any other indebtedness of Borrower that ranks pari passu with or junior to the Indebtedness evidenced by the Notes (including, without limitation, the Junior Subordinated Debt), or set aside any monies or properties for said purposes; or (iii) make any guarantee payments on any obligations ranking pari passu with or junior to the Notes.

6.2           Default Under Other Contracts.  Allow to occur, or to continue unremedied, any act, event or condition which constitutes an event of default, or which, with the passage of time or giving of notice, or both, would constitute an event of default under, any agreement, document or instrument to which Borrower or the Bank is a party or by which Borrower or the Bank may be bound where such event of default could have a material adverse effect on Borrower or the Bank.

6.3           Other Agreements.  Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

6.4           Non-Performing Assets.  Allow, or cause the Bank to allow, any of the Bank’s non-performing ninety (90) day past due loans plus non-accrual, as defined in regulatory call reports, to exceed twenty percent (20%) of the Bank’s total capital.

6.5           Subsidiaries.  Form or otherwise acquire, or allow or cause the Bank to form or otherwise acquire, any Subsidiary (other than Bank), whether or not allowable or under applicable banking or corporate laws without Lender’s prior written consent, which will not be unreasonably withheld.

6.6           Affiliate Investments.  Allow or cause the Bank to make any investments directly or indirectly in the Borrower or any Person which is an Affiliate or an associate of Borrower other than the loans allowed to executive officers and directors of the Bank under Regulation O of the FRB.  As used in this paragraph “investments” shall include any investment in cash or other property whether for acquisition of stock or indebtedness, or by loan, letter of credit, advance, or capital contribution.

6.7           Transaction with Third Parties.  Without Lender’s prior written consent, which will not be unreasonably withheld, make any loans or advances to, or purchase or acquire the obligations or stock, or all or a material portion of the assets, of any Person, other than those of the Bank and as contemplated by the Related Transactions.

6.8           Certificates.  Furnish Lender any certificate or other document that shall contain any untrue statement of material fact or that shall omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

6.9           Consolidations, Conversions, Mergers, Sale of Assets.  Convert its status as a type of Person (e.g., corporation, limited liability company, partnership) or the jurisdiction in which it is organized, formed or created, merge or consolidate with or into any Person, or dispose of by sale, lease or otherwise property or assets now owned or hereafter acquired, other than in the ordinary course of business, provided, however, that Borrower shall not be prohibited from merging or consolidating with another Person if (a) the surviving entity (i) is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and (ii) executes and delivers to Lender its assumption of the due and punctual payment of the principal or and interest on the Notes, and the due and punctual performance and observation of all of the covenants in the Financing Documents to be performed or observed by Borrower and (b) after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing.

6.10         Related Documents.  Enter into or consent to any modification or alteration of any Related Document, or otherwise amend, modify, cancel or supplement in any respect any provisions of any Related Document or any document related thereto.

6.11         Compliance with Laws and Documents.  (a) Engage in any unsafe or unsound business, or (b) breach or fail to perform or observe any of the material terms and conditions of this Agreement, the Notes or the other Financing Documents.

7.             REPRESENTATIONS AND WARRANTIES, ETC.

Borrower represents and warrants that as of the date of the execution of this Agreement, and continuing so long as any Liabilities remain outstanding, as follows:

7.1           Existence and Power.  Borrower and each Subsidiary: (a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable; (b) has the corporate, limited liability company or limited partnership (as applicable) power and authority and all governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business, (ii) execute, deliver, and perform its obligations under, the Financing Documents and the Related Documents to which it is a party, and (iii) consummate the Related Transactions; (c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Requirements of Law; except, in each case referred to in clauses (b)(i), (c) or (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.  Borrower is a Bank Holding Company registered under the Bank Holding Company Act of 1956, as amended, and is subject to and in good standing under all applicable rules and regulations of the FRB, and as such Borrower has filed all necessary reports with and received all necessary approvals from the FRB.  The Bank (i) a state banking corporation duly organized, validly existing and in good standing under the laws of the State of Illinois; and (ii) is an Insured Depository Institution in good standing with the FDIC.  Neither the Bank nor the Borrower is subject to a cease and desist order, memorandum of understanding, supervising agreement or any similar type of regulatory agreement with the FDIC, the DFPR or the FRB.

7.2           Authorization; No Contravention.  (a) The execution, delivery and performance by Borrower of this Agreement, and by Borrower and each Subsidiary of each other Financing Document and Related Document to which such Person is a party, and the consummation of the Related Transactions, have been duly authorized by all necessary action, and do not: (i) contravene the terms of any of such Person’s or any Depository Institution Subsidiary’s Governing Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (iii) violate any Requirement of Law binding on the Borrower or any Depository Institution Subsidiary.

(b)           Schedule 7.2 sets forth the authorized Equity Interests of Borrower and each Subsidiary after giving effect to the consummation of the Related Transactions.  All issued and outstanding Equity Interests of Borrower and each Subsidiary are duly authorized and validly issued and fully paid, and where applicable, non-assessable, and free and clear of all Liens, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  As of the date of this Agreement, all of the issued and outstanding Equity Interests of Borrower are owned by the Persons and in the amounts set forth on Schedule 7.2.  Except as set forth on Schedule 7.2, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any shares of Equity Interests of any such Person.

7.3           Governmental Authorization.  No approval, consent, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower or any Subsidiary of the Financing Documents and Related Documents to which it is a party, except those obtained or made on or prior to the date of this Agreement.  Borrower and each Subsidiary is in compliance with all laws, orders, regulations and ordinances of all Governmental Authorities relating to its business, operations and assets, except for laws, orders, regulations and ordinances the violation of which could not, in the aggregate, have a Material Adverse Effect.

7.4           Binding Effect.  Each Financing Document and Related Document to which Borrower or each Subsidiary is a party constitutes the legal, valid and binding obligations of Borrower and such Subsidiary which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

7.5           Litigation.  Except as specifically disclosed in Schedule 7.5, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental

Authority, against Borrower, any Subsidiaries or any of their respective Properties which: (a) purport to affect or pertain to this Agreement, any other Financing Document or Related Document, or any of the transactions contemplated hereby or thereby; or (b) if adversely determined, could reasonably be expected to result in equitable relief or monetary judgment(s) or Liens against Borrower or any Subsidiary, individually or in the aggregate, in excess of $200,000.  No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Financing Document or any Related Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

7.6           No Default.  No Default exists or would result from the making of the Loans or the incurrence of any other Liabilities by Borrower or any Subsidiary.  None of Borrower nor any Subsidiary is, or will be after giving effect to, in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.  Borrower does not know of any dispute regarding any Contractual Obligation of Borrower or any Subsidiary that could have a Material Adverse Effect.

7.7           Margin Regulations.  None of Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.  Proceeds of the Loans shall not be used for the purpose of purchasing or carrying Margin Stock.

7.8           Title to Properties.  Each of Borrower and the Bank is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower or the Bank to conduct its business.  Neither Borrower nor the Bank has signed any financing statements, security agreements or chattel mortgages with respect to any of its Property, has granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any of its Property.

7.9           Taxes.  Borrower and each Subsidiary have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently prosecuted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against Borrower or any Subsidiary that could have a Material Adverse Effect, if the assessment was made.

7.10         Financial Condition.  Each of (a) the audited consolidated balance sheets of Borrower and its Subsidiaries dated December 31, 2007, December 31, 2008 and December 31, 2009 and the related audited consolidated statements of income or operations, changes in stockholders’ equity and cash flows for the Fiscal Years then ending; and (b) unaudited consolidated balance sheets of Borrower and its Subsidiaries dated September 30, 2010, and the related unaudited statements of income or operations, changes in stockholders’ equity and cash flows for the nine (9) months then ending:  (i) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; (ii) present fairly the financial condition of Borrower and its Subsidiaries as of the dates thereof and the results of income or operations and cash flows of Borrower and its Subsidiaries for the periods covered thereby; and (iii) have been prepared in accordance with the rules and regulations of the applicable bank regulatory authority.  Since December 31, 2008, there has been no Material Adverse Effect with respect to Borrower or any of its Subsidiaries.  Neither Borrower nor any Subsidiary has any Indebtedness (other than Indebtedness shown on the September 30, 2010 consolidated balance sheet of Borrower and its Subsidiaries referenced in this Section 7.10 and Indebtedness of Bank incurred since such date in the ordinary course of its business).

7.11         Regulatory Reporting.  Borrower and each of its Subsidiaries has filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, if any, that they were each required to file with the FRB, the DFPR, the FDIC and any other Governmental Authority with jurisdiction over Borrower or any of its Subsidiaries, and each of such reports, notices and other statements, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.  Each Depository Institution Subsidiary has complied with all laws and regulations relating to the extension of credit.  Borrower has delivered to Lender copies of the Reports of Income and the Reports of Condition filed by Bank for the years ended December 31, 2008 and December 31, 2009, and the nine month period ended September 30, 2010.  These reports are complete and correct, are in accordance with the books of account and records of Bank, have been prepared in accordance with applicable banking regulations, rules and guidelines on a basis consistent with prior periods, and fairly and accurately present the financial condition of Bank and its assets and liabilities and the results of its respective operations as at such date.

7.12         Loan Loss Allowance.  The allowance for possible loan and lease losses shown on the financial statements and reports described in Section 7.10 for each Depositary Institution Subsidiary are adequate in all material respects to provide for estimated losses, net of recoveries relating to loans previously charged off, on loans outstanding, as of the date of such statements, and Borrower has no reason to believe that the loan portfolio of each Depositary Institution Subsidiary at such date will incur losses in excess of such allowance.

7.13         Related Documents.  All representations and warranties of Borrower and each Subsidiary or any other party (other than Lender) to any Related Document (when made or deemed to be made thereunder) contained in any Related Document are true and correct in all material respects (except to the extent such representations and warranties expressly refer to a specific date, in which case they shall be true and correct in all material respects as of such date).

7.14         Regulated Entities.  None of Borrower nor any Subsidiary or Person controlling Borrower is (a) an “investment company” or required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

7.15         Subsidiaries.  Borrower has no Subsidiaries or Equity Interests in any other Person, other than Bank.

7.16         Brokers’ Fees; Transaction Fees.  None of Borrower nor any Subsidiary has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee or other fee in connection with the transactions contemplated hereby.

7.17         Insurance.  Borrower and each Subsidiary and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower or any Subsidiary, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where Borrower or any Subsidiary operates.  A true and complete listing of such insurance, including issuers, coverages and deductibles, has been provided to Lender.  The deposit accounts of each Depository Institution Subsidiary are insured by the FDIC.

7.18         Full Disclosure.  None of the representations or warranties made by Borrower or any Subsidiary in the Financing Documents as of the date such representations and warranties were made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of Borrower or any Subsidiary in connection with the Financing Documents (including offering and disclosure materials, if any, delivered by or on behalf of Borrower or any Subsidiary to Lender prior to the date of this Agreement) contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading as of the time when made or delivered in light of the circumstances at the time made; provided, that with respect to any projections delivered to Lender, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be fair and reasonable at the time in light of current market conditions and that such projections are not to be viewed as facts, and that the actual results during such period or periods covered by any such projections may differ significantly from projected results.

7.19         Solvency.  None of Borrower nor any Subsidiary: (a) is “insolvent” as that term is defined in Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”); (b) has “unreasonably small capital,” as that term is used in Section 548 (a)(2)(B)(ii) of the Bankruptcy Code or Section 5 of the UFCA; (c) is engaged or about to engage in a business or a transaction for which its remaining Property is “unreasonably small” in relation to such business or transaction as that term is used in Section 4 of the UFTA; (d) is unable to pay its debts as they mature or become due, within the meaning of Section 548(a)(2)(B)(iii) of the Bankruptcy Code, Section 4 of the UFTA and Section 6 of the UFCA; or (e) fails to own assets having a value both at “fair valuation” and at “present fair salable value” greater than the amount required to pay such Person’s “debts” as such terms are used in Section 2 of the UFTA and Section 2 of the UFCA.  None of Borrower nor any Subsidiary shall be rendered insolvent (as such term is defined above) by the execution and delivery of this Agreement or any of the other Financing Documents or by the transactions contemplated hereunder or thereunder.

7.20         Regulatory Enforcement Actions.  None of Borrower, any of its Subsidiaries or any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions generally applicable to banks, bank holding companies or their subsidiaries and affiliates) imposed by any Governmental Authority nor are any such restrictions threatened or agreements, memoranda or commitments being sought by any Governmental Authority.  Neither Borrower nor any Depositary Institution Subsidiary has received any notice or other information indicating that any Depositary Institution Subsidiary is not an “insured depository institution” as defined in 12 U.S.C.  1813.

7.21         ERISA; Absence of Reportable Events.  Borrower and the Bank have complied in all material respects with those provisions of ERISA and the regulations and public interpretations thereunder which are applicable to Borrower and the Bank.  No Reportable Event as defined in ERISA and the rules and regulations thereunder has occurred and is continuing with respect to any employee benefit plan or other plan maintained for employees of Borrower or the Bank and covered by ERISA, which materially and adversely affects the ability of Borrower to perform its obligations hereunder or under the Notes, and the minimum funding standards imposed by ERISA on each such plan have been satisfied.

7.22         Other Loans and Guaranties.  Except for Indebtedness to Lender or as disclosed on Schedule 7.22 attached hereto, neither Borrower nor the Bank is a borrower, guarantor or obligor (other than as a lender) with respect to any loan transaction, Guarantee or other Indebtedness for borrowed money (and excluding deposit accounts of the Bank).  Neither Borrower nor the Bank is in default with respect to any of its existing Indebtedness.

7.23         Multi-Employer Plans.  To the extent applicable, Borrower and the Bank have complied in all material respects with the Multi-Employer Pension Plan Amendments Act of 1980, as the same may from time to time be amended (“MEPP”), and have no liability from pension contributions pursuant to MEPP.

7.24         Intellectual Property.  Each of Borrower and the Bank possesses all necessary licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business without conflict with any license, trademark, trade name or copyright of any other Person.  Lender acknowledges that neither Borrower nor the Bank has a federally registered trademark.

7.25         Environmental Matters.  There are no disputes pending (nor, to the best knowledge of Borrower, are there any disputes threatened nor, to the best knowledge of Borrower, is there any basis therefor) affecting Borrower or the Bank, whether or not in or before any court or arbitrator of any kind or involving any governmental or regulatory body, which, if adversely determined would, singly or in the aggregate, have a material adverse effect on the business, Properties, assets, liabilities, financial condition, results of operations or business prospects of Borrower or the Bank, or on the ability of Borrower or the Bank to perform its obligations hereunder or under the Notes or any other Financing Document relating to environmental matters, including, without limitation, any notice from any agency, state or federal, that Borrower or the Bank is a potentially responsible party for the clean up of any environmental waste site, that Borrower or the Bank is in violation of any environmental permit or regulation, that Borrower or the Bank has been placed on any registry of solid or hazardous waste disposal sites, or of the expiration, revocation or denial of any environmental permit or other loss of interim status or other current authorization to operate any unit or portion of the facilities of Borrower or the Bank.

7.26         Indebtedness.  As of the date of this Agreement, Borrower has no material Indebtedness of any nature other than disclosed on Schedule 7.22, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Financial Statements or as disclosed in or permitted by this Agreement; Borrower does not know and has no reasonable ground to know of any basis for the assertion against it as of the date hereof, of any material Indebtedness of any nature not fully reflected and reserved against in such Financial Statements.

7.27         Survival.  All representations and warranties contained in this Agreement or any of the other Financing Documents shall survive the execution and delivery of this Agreement and the transactions contemplated hereby and the other Financing Documents.

8.             DEFAULT, RIGHTS AND REMEDIES OF LENDER.

8.1           Events of Default.  As used herein, the term “Events of Default” shall mean the occurrence of any one or more of the following events:

(a)           Borrower fails to pay interest on any Note when the same becomes due and payable and such failure continues for a period of 30 days;

(b)           Borrower fails to pay the Principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

(c)           Borrower fails to comply with any of its other agreements in the Notes or this Agreement and such failure continues for a period of 30 days;

(d)           any proceedings involving Borrower or the Bank are commenced by or against Borrower or the Bank under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and, if such proceedings are instituted against Borrower or the Bank, Borrower or the Bank (as the case may be) by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall have been entered approving the petition in such proceedings and within sixty (60) days after the entry thereof such order shall not have been vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

(e)           Borrower applies for, consents to or acquiesces in the appointment of a trustee, receiver, conservator or liquidator for itself under Chapter 7 or Chapter 11 of the Bankruptcy Code (the “Code Provisions”), or in the absence of such application, consent or acquiescence, a trustee, conservator, receiver or liquidator is appointed for Borrower under the Code Provisions, and is not discharged within thirty (30) days, or any bankruptcy, reorganization, debt arrangement or other proceeding or any dissolution, liquidation, or conservatorship proceeding is instituted by or against Borrower under the Code Provisions, and if instituted against Borrower, is consented or acquiesced in by it or remains for thirty (30) days undismissed, or if Borrower is enjoined, restrained or in any way prevented from conducting all or any material part of its business under the Code Provisions; or

(f)            the Bank applies for, consents to or acquiesces in the appointment of a receiver for itself, or in the absence of such application, consent or acquiescence, a receiver is appointed for the Bank, and is not discharged within thirty (30) days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default, whether it is voluntary or involuntary, or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

8.2           Acceleration.

(a)           If an Event of Default under Section 8.1(e) or 8.1(f) occurs, the principal of and accrued and unpaid interest on the Notes and all other amounts due Lender hereunder shall become immediately due and payable, without presentment, demand, protest or notice of any kind.

(b)           Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the right to accelerate payment set forth in Section 8.2(a) may be exercised only in circumstances contemplated by Section 8.1(e) or 8.1(f).  If an Event of Default under any of Section 8.1(a), (b), (c) or (d) occurs and is continuing then, except as set forth in Section 8.2(c), Lender shall not have the right to declare any amounts outstanding on any Note immediately due and payable solely as a result of such Event or Default and Lender’s rights will be limited to those set forth in Section 8.3.

(c)           If Borrower receives a written notification from the FRB that the Notes no longer constitute Tier 2 Capital (other than due to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt), then if an Event of Default exists or thereafter occurs, Lender may declare the Notes and any other amounts due Lender hereunder immediately due and payable, whereupon the Notes and such other amounts payable hereunder shall immediately become due and payable, without presentment, demand, protest or notice of any kind.

8.3           Other Remedies.

(a)           If an Event of Default occurs and is continuing, Lender may pursue any available remedy to collect the payment of principal or interest on the Notes to which such Event of Default pertains or to enforce the performance of any provision of such Notes or this Agreement to which such Event of Default pertains.

(b)           A delay or omission by Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Upon the occurrence of an Event of Default, notwithstanding any continuation or curing of such Event of Default, Borrower shall not be released from any of its covenants hereunder unless and until the Loans are repaid in full. All remedies are cumulative to the extent permitted by law.

8.4           Waiver of Demand.  Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower.  Borrower also waives the benefit of all valuation, appraisal and exemption laws.

9.             MISCELLANEOUS.

9.1           Board Observation Rights.  Borrower covenants and agrees that, so long as any Loan or any other Liability shall remain unpaid or unsatisfied and so long as Lender has any rights under any Warrant, and subject to receipt of any required FRB approvals, Borrower shall, and shall cause Bank to, give Lender written notice of each meeting of such Person’s board of directors or other governing body (which shall be held at least quarterly) and each committee thereof at the same time and in the same manner as notice is given to the directors or other members thereof (which notice Borrower or Bank, as applicable, shall promptly confirm in writing to Lender), and Borrower shall, and shall cause Bank to, permit one (1) representative of Lender to attend as an observer all meetings of such Person’s board of directors (or other governing body) and all committees thereof.  Such representative shall be entitled to receive all written materials and other information (including copies of meeting minutes) given to the directors (or other governing body) or other members thereof in connection with such meetings at the same time such materials and information are given to the directors or other members thereof.  If Borrower or Bank proposes to take any action by written consent in lieu of a meeting of such Person’s board of directors (or other governing body) or of any committee thereof, Borrower shall, and shall cause Bank to, give written notice thereof to Lender prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.  Notwithstanding the foregoing, the representative of Lender may be excluded from access to any meeting or material or portion thereof if the applicable board of directors of Borrower or Bank believes in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to comply with applicable law or regulation regarding the confidentiality of the contents of reports of examination prepared by the FRB, the FDIC or the DFPR, to maintain the confidentiality of information related to a customer of Borrower or Bank, or for other similar reasons.

9.2           Waiver.  Lender’s failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by Lender of a Default or Event of Default under this Agreement or any of the other Financing Documents shall not suspend, waive or affect any other Default or Event of Default under this Agreement or any of the other Financing Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Financing Documents and no Default or Event of Default under this Agreement or any of the other Financing Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing signed by Lender, and directed to Borrower specifying such suspension or waiver.  All Events of Default shall continue until the same are waived by Lender in accordance with the preceding sentence.

9.3           Costs and Attorneys’ Fees.  Borrower shall reimburse Lender on demand for all reasonable expenses and fees paid or incurred in connection with the analysis, documentation, negotiation and closing of this Agreement, the other Financing Documents and the Loans, including the reasonable fees and expenses of Lender’s attorneys and paralegals and consultants (whether such attorneys and paralegals are employees of Lender or are separately engaged by Lender), whether such expenses and fees are incurred prior to or after the date hereof; all costs and expenses incurred by Lender in connection therewith or with respect to the negotiation, documentation, enforcement and collection shall be payable on demand, together with interest following demand for payment thereof at the from time to time rate applicable to the Loans prescribed in Section 2.3 hereof, and shall be part of the Liabilities.  If at any time or times hereafter Lender employs counsel in connection with any matters contemplated by or arising out of this Agreement or any of the other Financing Documents, whether (a) to prepare, negotiate or execute (i) any amendment to or modification or extension of this Agreement, any other Financing Documents or any instrument, document or agreement executed by any Person in connection with the transactions contemplated by this Agreement, (ii) any new or supplemental Financing Documents, or any instrument, document or agreement to be executed by any Person in connection with the transactions contemplated by this Agreement, or (iii) any instrument, document or agreement in connection with any sale or attempted sale of any interest herein, (b) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise), (d) to consult with officers of Lender to advise Lender, or (e) to enforce any rights of Lender, including Lender’s rights to collect any of the Liabilities, then in any of such events, all of the reasonable attorneys’ fees arising from such services, and any expenses, costs and charges relating thereto, including all reasonable fees of all paralegals and other staff employed by such attorneys, together with interest following demand for payment thereof at the from time to time rate applicable to the Loans prescribed in Section 2.3 hereof, shall be part of the Liabilities, payable by Borrower on demand.

9.4           Expenditures by Lender.  In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which Borrower is, under any of the terms hereof, required to pay, except as permitted herein, Lender may, in its sole discretion, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon after demand for the payment thereof at the rate applicable to the Loans prescribed in Section 2.3 hereof, shall be part of the Liabilities, payable by Borrower on demand.

9.5           Reliance by Lender.  All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

9.6           Parties.  Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of Borrower and the successors and assigns of Lender, and the provisions of this Agreement shall be binding upon and shall inure to the benefit of said successors and assigns.  Notwithstanding anything herein to the contrary, Borrower shall not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of Lender.  Lender shall have the right to sell participations in the Liabilities at any time and from time to time to one or more other Persons.  In addition, Lender shall have the right at any time to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Financing Documents.  In connection with any such proposed participations or assignments, Lender may disclose information required to be kept confidential hereunder provided such disclosure shall not be made unless the party to whom it is disclosed shall have agreed to keep such information confidential as set forth herein.

9.7           Choice of Law.  This Agreement shall be deemed to be executed and has been delivered and accepted in Chicago, Illinois by signing and delivering it there.  This Agreement and the other Financing Agreements shall be governed and controlled by, and construed in accordance with the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects including, but not limited to, the legality of the interest rate and other charges.  Any dispute between the parties hereto arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the internal laws and not the conflicts of law provisions of the State of Illinois.

9.8           Consent to Jurisdiction.

(a)           Exclusive Jurisdiction.  Except as provided in Section 9.8(b), Lender and Borrower agree that all disputes between them arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement, and whether arising in contract, tort, equity or otherwise, shall be resolved only by state or federal courts located in Cook County, Illinois, and Lender and Borrower waive any objection based on venue or forum non conveniens with respect to any action instituted therein, but Lender and Borrower acknowledge that any appeals from those courts may have to be heard by a court located outside of Cook County, Illinois.  Borrower waives in all disputes any objection that it may have to the location of the court considering the dispute.

(b)           Other Jurisdictions.  Borrower agrees that Lender shall have the right to proceed against Borrower or its property in a court in any location to enable lender to realize on any security for the Liabilities, or to enforce a judgment or other court order entered in favor of Lender.  Borrower agrees that it will not assert any permissive counterclaim in any proceeding brought by Lender to realize on property or any security for the Liabilities, or to enforce a judgment or other court order in favor of Lender.  Borrower waives any objection that it may have to the location of the court in which Lender has commenced a proceeding described in this Section 9.8(b).

9.9           Service of Process.  Borrower irrevocably consents to the service of process out of the courts referred to in Section 9.8 in any such action or proceeding by mailing copies of such service by certified mail, postage prepaid to borrower at its address set forth in Section 9.17.  Nothing in this agreement shall affect the right of Lender to serve process in any other manner permitted by law.

9.10         Waiver of Jury Trial.  Borrower and Lender waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between Lender and Borrower arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement or any other instrument, document or agreement executed or delivered in connection therewith or the transactions related thereto.  Borrower and Lender hereby agree and consent that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that any party may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

9.11         Confidentiality.  Lender shall exercise reasonable efforts to keep such information, and all information acquired as a result of any inspection conducted in accordance with this Agreement, confidential; provided that Lender may communicate such information and any other information received pursuant to this Agreement and the other Financing Documents (i) to any other Person in accordance with the customary practices of commercial lenders relating to routine trade inquiries, (ii) to any regulatory authority having jurisdiction over Lender, (iii) to any other Person in connection with Lender’s sale of any participations in the Liabilities or assignment of any rights and obligations of Lender under this Agreement and the other Financing Documents, (iv) to any other Person in connection with the exercise of Lender’s or any Indemnitee’s rights hereunder or under any of the other Financing Documents, (v) to any Person in any litigation in which Lender is a party, or (vi) to any Person if Lender believes in its discretion that disclosure is necessary or appropriate to comply with any applicable law, rule or regulation or in response to a subpoena, order or other legal process or informal investigative demand, whether issued by a court, judicial or administrative or legislative body or committee or other Governmental Authority.  Notwithstanding the foregoing, information shall not be deemed to be confidential to the extent such information (x) is available in the public domain, (y) becomes available in the public domain other than as a result of unauthorized disclosure by Lender, or (z) is received from a Person not known by Lender to be in breach of an obligation of confidentiality to Borrower.  Borrower authorizes Lender to discuss the financial condition of Borrower and each Subsidiary with Borrower’s independent certified public accountants and agrees that such discussion or communication shall be without liability to either Lender or such accountants.

9.12         Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.13         Application of Payments.  Notwithstanding any contrary provision contained in this Agreement or in any of the other Financing Documents, Borrower hereby irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Liabilities in such manner as Lender may deem advisable notwithstanding any entry by Lender upon any of its books and records.

9.14         Marshaling; Payments Set Aside.  Lender shall be under no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Liabilities.  To the extent that Borrower makes a payment or payments to Lender, and such payment or payments, or the proceeds of such enforcement or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.

9.15         Section Titles.  Article, section and subsection titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

9.16         Continuing Effect.  This Agreement, all of the other Financing Documents and all of Lender’s rights and remedies thereunder shall continue in full force and effect so long as any Liabilities shall be owed to Lender.

9.17         Notices.  Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) three (3) Business Days after deposit in the United States mails, with proper postage prepaid, (ii) when sent after receipt of confirmation or answerback if sent by telecopy, or other similar facsimile transmission, (iii) one (1) Business Day after deposited with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

If to Borrower, at:

Midland States Bancorp, Inc.
133 West Jefferson Avenue
Effingham, Illinois 62401
Attention: Douglas J. Tucker
Sr. Vice President and Corporate Counsel
Electronic Mail:	dtucker@midlandstatesbank.com
Telecopy: (217) 342-9462
Confirmation: (217) 342-7566

With a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg, LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
Attention: Dennis R. Wendte
Electronic Mail:	Dennis.Wendte@bfkn.com
Telecopy: (312) 984-3150
Confirmation: (312) 984-3188

If to Lender, at:

Richard E. Workman 2001 Trust
9800 Walzer Court
Windermere, Florida 34786
Attention: Dr. Richard Workman, Trustee
Electronic Mail:	rworkman@heartlanddentalcare.com
Telecopy: 217-540-5629
Confirmation: 217-540-5100

With a copy to:

Travis Franklin
1200 Network Centre Drive
Suite 2
Effingham, Illinois 62401
Electronic Mail:	tfranklin@heartlanddentalcare.com
Telecopy: (217) 540-5629
Confirmation: (217) 540-5155

Schiff Hardin, LLP
233 S. Wacker Drive, Suite 6600
Chicago, Illinois 60606
Attention: Robert R. Pluth
Electronic Mail:	rpluth@schiffhardin.com
Telecopy: (312) 258-5600
Confirmation: (312) 258-5535

or to such other address or number as each party designates to the other in the manner herein prescribed.

9.18         Equitable Relief.  Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Borrower agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and the granting of any such relief shall not preclude Lender from pursuing any other relief or remedies for such breach.

9.19         Indemnification.  Borrower shall defend, protect, indemnify and hold harmless Lender and each of its Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of the Liabilities, this Agreement or any of the other Financing Documents, or any act, event or transaction related or attendant thereto, the agreements of Lender contained herein, the making of the Loans, the incurrence of any Liabilities or the management of the Loans (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of the Loans (collectively, the “Indemnified Matters”); provided, however, that Borrower shall have no obligation to any Indemnitee hereunder with respect to Indemnified Matters found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee’s willful misconduct or gross negligence.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.19 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

9.20         Amendment and Restatement, Etc.  The Original Agreement is amended and restated in its entirety in the form hereof as of the Amendment Effective Date; provided, however, that any representations and warranties made by Borrower to Lender in the Original Agreement shall survive the execution and delivery hereof and any existing “Default” or “Event of Default” (as such terms are defined in the Original Agreement) shall be a Default and an Event of Default, respectively, hereunder to the extent not waived under the Amendment Agreement (for the avoidance of doubt, however, Lender shall have rights and remedies with respect to any such Default or Event of Default under Section 8 of this Agreement rather than under Section 8 of the Original Agreement).  Thereafter, the principal amounts outstanding under the Original Agreement and the “Notes” (as such term is defined in the Original Agreement) (the “Original Notes”) shall be deemed principal amounts outstanding under this Agreement and the Notes and shall constitute for all purposes indebtedness of Borrower and Liabilities.  Lender shall have no obligation to make or extend any further loans or credit to Borrower.

9.21         No Novation.  The terms and conditions of the Original Agreement and the Original Notes are amended as set forth in, and restated in their entirety and superseded by, this Agreement and the Notes.  It is expressly understood and acknowledged that nothing in this Agreement shall be deemed to cause or otherwise give rise to a novation of the Original Notes.  Notwithstanding any provision of this Agreement or any other Financing Document, the execution and delivery of the Notes in favor of Lender shall be in substitution for, but not in payment of, the Original Notes.  All “Liabilities” under the Original Agreement and this Agreement shall not be deemed to evidence or result in a novation or repayment and re-

borrowing of such “Liabilities”.  From and after the Amendment Effective Date, this Agreement shall govern the terms of the “Liabilities” under the Original Agreement.  To the extent not replaced by the Financing Documents dated as of the Amendment Effective Date, any “Loan Documents” (as defined in the Original Agreement) executed in connection with the Original Agreement shall continue to be effective, and all references in those prior Loan Documents to the Original Agreement shall be deemed to refer to this Agreement without further amendment thereof.  All references made to the Original Agreement in the Loan Documents or in any other instrument or document executed and/or delivered pursuant thereto shall, without anything further, be deemed to refer to this Agreement and the Original Agreement shall be deemed amended and restated in its entirety hereby.  This Agreement and the Financing Documents executed and delivered in connection herewith are entered into and delivered to Lender in replacement of and substitution for, and not in payment of or satisfaction for, the Original Agreement or any of the Loan Documents.  All Financing Documents, including the other instruments, documents and agreements executed and delivered in connection with the Original Agreement, are hereby reaffirmed and shall continue in full force and effect.

9.22         Counterparts.  This Agreement may be executed and accepted in any number of counterparts, each of which shall be an original with the same effect as if the signatures were on the same instrument.  The delivery of a copy of an executed counterpart of the signature page to this Agreement by telecopier or other electronic means (including by email) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.23         Original Issue Discount.  Borrower and Lender acknowledge and agree that either no, or a de minimis amount of, original issue discount (“OID”) as determined pursuant under the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation, Code Sections 1271 through 1274, and the applicable Treasury Regulations promulgated thereunder, was, is or will be created for federal, state or local income tax purposes as a result of the execution of the Financing Documents or, as applicable, the predecessor documents thereto.  Consequently, the only interest income to be reported on behalf of the Lender for income tax purposes shall be the amount of interest actually paid to the Lender pursuant to Section 2.3 hereof in respect of the Loans.

10.           SUBORDINATION.

So long as the Notes are Tier 2 Capital (or if the Notes are not deemed to be Tier 2 Capital solely due to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt), the rights of Lender to the principal sum of the Loans or any part thereof and to any accrued interest thereon shall remain subject and subordinate to the rights of holders of Senior Debt of Borrower (which shall expressly exclude the Junior Subordinated Debt and all indebtedness incurred in connection with, or relating to, any preferred securities caused to be issued by, or reflected in the consolidated financial statements of, Borrower) and, upon dissolution or liquidation of Borrower, no payment of principal, interest or premium (including post-default interest) shall be due and payable under the terms of this Agreement or any Note until all Senior Debt of Borrower (which shall expressly exclude the Junior Subordinated Debt and all indebtedness incurred in connection with, or relating to, any preferred securities caused to be issued by, or reflected in the consolidated financial statements of, Borrower) shall have been paid in full.  Notwithstanding anything in this Agreement or any other Financing Document to the contrary, any holder of any Note may at any time and from time to time exchange any Note or any part thereof pursuant to any Exchange Agreement or Warrant.

[Signatures appear on next page]

IN WITNESS WHEREOF, this Amended and Restated Credit Agreement has been duly executed as of the day and year first above written.

MIDLAND STATES BANCORP, INC.

By:	/s/ Jeff Ludwig
Name: Jeff Ludwig
Title: Executive Vice President and Chief Financial Officer

RICHARD E. WORKMAN 2001 TRUST

By:	/s/ Richard E. Workman
Name: Richard E. Workman
Title: Trustee

EXHIBIT 2.1(a)

THIS OBLIGATION IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY OTHER FEDERAL AGENCY.  THIS OBLIGATION IS SUBORDINATED TO THE RIGHTS OF HOLDERS OF SENIOR DEBT (AS DEFINED IN THE CREDIT AGREEMENT) OF BORROWER TO THE EXTENT AND IN THE MANNER SET FORTH IN THE CREDIT AGREEMENT.

2009 TRANCHE A TERM NOTE

$6,300,000	Chicago, Illinois
December 31, 2010

FOR VALUE RECEIVED, the undersigned, MIDLAND STATES BANCORP, INC., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of RICHARD E.  WORKMAN 2001 TRUST, an Illinois trust dated July 4, 2001 (“Lender”) at Richard E. Workman 2001 Trust, 9800 Walzer Court, Windermere, Florida 34786, or at such other address as Lender may from time to time direct Borrower, on April 1, 2020, in accordance with the provisions of the Amended and Restated Credit Agreement dated as of December 31, 2010 between Borrower and Lender, as the same may be amended, modified or supplemented from time to time (the “Credit Agreement”), in lawful money of the United States of America and in immediately available funds, the principal sum of $6,300,000.  This 2009 Tranche A Term Note (this “Note”) is the Tranche A 2009 Term Note referred to in, and was executed and delivered pursuant to, the Credit Agreement and the Amendment Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid.  All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Credit Agreement shall be used in this Note as defined in the Credit Agreement.

Borrower promises to make principal payments as specified in the Credit Agreement, and to pay interest on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.  Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

The principal amount hereof may not be prepaid at any time in whole or in part, except as expressly provided in the Credit Agreement.

The indebtedness of Borrower evidenced by this Note, including the principal, interest and premium, if any, is not secured by any assets or commitments of Borrower and, so long as this Note is Tier 2 Capital (or if this Note is not deemed to be Tier 2 Capital solely due to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt), the rights of Lender to the principal sum of this Note or any part thereof and to any accrued interest thereon shall remain subject and subordinate to the rights of holders of Senior Debt of Borrower (which shall expressly exclude the Junior Subordinated Debt and all indebtedness incurred in connection with, or relating to, any preferred securities caused to be issued by, or reflected in the consolidated financial statements of, Borrower) to the extent and in the manner set forth in the Credit Agreement.

If any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Credit Agreement.  In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

Borrower, and all endorsers and other Persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys’ fees and expenses.

This Note may only be declared, and thereupon become, immediately due and payable upon the occurrence of certain Events of Default as set forth in the Credit Agreement.

If any holder of this Note is a depository institution, such holder expressly waives any right of offset it may have against Borrower.

This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois.  Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

The unpaid balance of the indebtedness hitherto evidenced by that certain Term Note dated March 31, 2010, made by Borrower to the order of Lender in the principal amount of $11,300,000 (the “Existing Note”) remains outstanding as of the date hereof.  To the extent that the principal balance of this Note includes all or part of the indebtedness hitherto evidenced by the Existing Note, this Note (i) merely re-evidences the indebtedness hitherto evidenced by the Existing Note, (ii) is given in substitution for, and not as payment of, the Existing Note and (iii) is in no way intended to constitute a novation of the Existing Note or any prior promissory note.

[Signature appears on next page]

Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns.  The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns.  Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

MIDLAND STATES BANCORP, INC.

By:	/s/ Jeff Ludwig
Name: Jeff Ludwig
Title: Executive Vice President and Chief Financial Officer

EXHIBIT 2.1(b)

THIS OBLIGATION IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY OTHER FEDERAL AGENCY.  THIS OBLIGATION IS SUBORDINATED TO THE RIGHTS OF HOLDERS OF SENIOR DEBT (AS DEFINED IN THE CREDIT AGREEMENT) OF BORROWER TO THE EXTENT AND IN THE MANNER SET FORTH IN THE CREDIT AGREEMENT.

2009 TRANCHE B TERM NOTE

$5,000,000	Chicago, Illinois
December 31, 2010

FOR VALUE RECEIVED, the undersigned, MIDLAND STATES BANCORP, INC., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of RICHARD E.  WORKMAN 2001 TRUST, an Illinois trust dated July 4, 2001 (“Lender”) at Richard E. Workman 2001 Trust, 9800 Walzer Court, Windermere, Florida 34786, or at such other address as Lender may from time to time direct Borrower, on April 1, 2020, in accordance with the provisions of the Amended and Restated Credit Agreement dated as of December 31, 2010 between Borrower and Lender, as the same may be amended, modified or supplemented from time to time (the “Credit Agreement”), in lawful money of the United States of America and in immediately available funds, the principal sum of $5,000,000.  This 2009 Tranche B Term Note (this “Note”) is the Tranche B 2009 Term Note referred to in, and was executed and delivered pursuant to, the Credit Agreement and the Amendment Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid.  All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Credit Agreement shall be used in this Note as defined in the Credit Agreement.

Borrower promises to make principal payments as specified in the Credit Agreement, and to pay interest on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.  Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

The principal amount hereof may not be prepaid at any time in whole or in part, except as expressly provided in the Credit Agreement.

The indebtedness of Borrower evidenced by this Note, including the principal, interest and premium, if any, is not secured by any assets or commitments of Borrower and, so long as this Note is Tier 2 Capital (or if this Note is not deemed to be Tier 2 Capital solely due to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt), the rights of Lender to the principal sum of this Note or any part thereof and to any accrued interest thereon shall remain subject and subordinate to the rights of holders of Senior Debt of Borrower (which shall expressly exclude the Junior Subordinated Debt and all indebtedness incurred in connection with, or relating to, any preferred securities caused to be issued by, or reflected in the consolidated financial statements of, Borrower) to the extent and in the manner set forth in the Credit Agreement.

If any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Credit Agreement.  In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

Borrower, and all endorsers and other Persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys’ fees and expenses.

This Note may only be declared, and thereupon become, immediately due and payable upon the occurrence of certain Events of Default as set forth in the Credit Agreement.

If any holder of this Note is a depository institution, such holder expressly waives any right of offset it may have against Borrower.

This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois.  Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

The unpaid balance of the indebtedness hitherto evidenced by that certain Term Note dated March 31, 2010, made by Borrower to the order of Lender in the principal amount of $11,300,000 (the “Existing Note”) remains outstanding as of the date hereof.  To the extent that the principal balance of this Note includes all or part of the indebtedness hitherto evidenced by the Existing Note, this Note (i) merely re-evidences the indebtedness hitherto evidenced by the Existing Note, (ii) is given in substitution for, and not as payment of, the Existing Note and (iii) is in no way intended to constitute a novation of the Existing Note or any prior promissory note.

[Signature appears on next page]

Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns.  The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns.  Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

MIDLAND STATES BANCORP, INC.

By:	/s/ Jeff Ludwig
Name: Jeff Ludwig
Title: Executive Vice President and Chief Financial Officer

EXHIBIT 2.1(c)

THIS OBLIGATION IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY OTHER FEDERAL AGENCY.  THIS OBLIGATION IS SUBORDINATED TO THE RIGHTS OF HOLDERS OF SENIOR DEBT (AS DEFINED IN THE CREDIT AGREEMENT) OF BORROWER TO THE EXTENT AND IN THE MANNER SET FORTH IN THE CREDIT AGREEMENT.

AMENDED 2010 TERM NOTE

$5,000,000	Chicago, Illinois
December 31, 2010

FOR VALUE RECEIVED, the undersigned, MIDLAND STATES BANCORP, INC., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of RICHARD E.  WORKMAN 2001 TRUST, an Illinois trust dated July 4, 2001 (“Lender”) at Richard E. Workman 2001 Trust, 9800 Walzer Court, Windermere, Florida 34786, or at such other address as Lender may from time to time direct Borrower, on April 1, 2020, in accordance with the provisions of the Amended and Restated Credit Agreement dated as of December 31, 2010 between Borrower and Lender, as the same may be amended, modified or supplemented from time to time (the “Credit Agreement”), in lawful money of the United States of America and in immediately available funds, the principal sum of $5,000,000.  This Amended 2010 Term Note (this “Note”) is the 2010 Note referred to in, and was executed and delivered pursuant to, the Credit Agreement and the Amendment Agreement, to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid.  All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Credit Agreement shall be used in this Note as defined in the Credit Agreement.

Borrower promises to make principal payments as specified in the Credit Agreement, and to pay interest on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.  Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

The principal amount hereof may not be prepaid at any time in whole or in part, except as expressly provided in the Credit Agreement.

The indebtedness of Borrower evidenced by this Note, including the principal, interest and premium, if any, is not secured by any assets or commitments of Borrower and, so long as this Note is Tier 2 Capital (or if this Note is not deemed to be Tier 2 Capital solely due to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt), the rights of Lender to the principal sum of this Note or any part thereof and to any accrued interest thereon shall remain subject and subordinate to the rights of holders of Senior Debt of Borrower (which shall expressly exclude the Junior Subordinated Debt and all indebtedness incurred in connection with, or relating to, any preferred securities caused to be issued by, or reflected in the consolidated financial statements of, Borrower) to the extent and in the manner set forth in the Credit Agreement.

If any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Credit Agreement.  In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

Borrower, and all endorsers and other Persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys’ fees and expenses.

This Note may only be declared, and thereupon become, immediately due and payable upon the occurrence of certain Events of Default as set forth in the Credit Agreement.

If any holder of this Note is a depository institution, such holder expressly waives any right of offset it may have against Borrower.

This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois.  Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

The unpaid balance of the indebtedness hitherto evidenced by that certain Term Note dated March 31, 2010, made by Borrower to the order of Lender in the principal amount of $5,000,000 (the “Existing Note”) remains outstanding as of the date hereof.  To the extent that the principal balance of this Note includes all or part of the indebtedness hitherto evidenced by the Existing Note, this Note (i) merely re-evidences the indebtedness hitherto evidenced by the Existing Note, (ii) is given in substitution for, and not as payment of, the Existing Note and (iii) is in no way intended to constitute a novation of the Existing Note or any prior promissory note.

[Signature appears on next page]

Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns.  The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns.  Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

MIDLAND STATES BANCORP, INC.

By:	/s/ Jeff Ludwig
Name: Jeff Ludwig
Title: Executive Vice President and Chief Financial Officer

EXHIBIT 5.2(f)

Post Closing Delivery Requirements

1.                                       On or before January 3, 2011, a Secretary’s Certificate signed by the Secretary and one other officer of Successor Borrower (as defined below) certifying, as of January 1, 2011, true and complete copies of each of the following:

(a)                                  Agreement and Plan of Merger between Midland States Bancorp, Inc., a Delaware corporation (“Original Borrower”), and New Midland States, Inc., an Illinois corporation (to be renamed Midland States Bancorp, Inc.) (“Successor Borrower”)

(b)                                  Articles of Merger of Original Borrower with and into Successor Borrower certified by the Secretary of State of Illinois

(c)                                  Certificate of Merger of Original Borrower with and into Successor Borrower certified by the Secretary of State of Delaware

(d)                                 Resolutions duly adopted at a meeting and/or executed unanimous written consent of the board of directors and shareholders of Original Borrower authorizing the foregoing Agreement of Plan of Merger, the Articles of Merger and the Certificate of Merger

(e)                                  Resolutions duly adopted at a meeting and/or executed unanimous written consent of the board of directors and shareholder of Successor Borrower authorizing the foregoing Agreement of Plan of Merger, the Articles of Merger and the Certificate of Merger

2.                                       On or before January 3, 2011, an assumption agreement between Successor Borrower and Lender in the form attached hereto as Annex I

3.                                       On or before January 3, 2011, a Secretary’s Certificate signed by the Secretary and one other officer of Successor Borrower certifying, as of January 1, 2011, (a) as to the name, titles and true signatures of the officers of Successor Borrower authorized to sign the Assumption Agreement dated as of January 1, 2011 between Successor Borrower and Lender (the “Assumption Agreement”), (b) that attached thereto is a true, accurate and complete copy of the articles of incorporation of Successor Borrower, certified by the Secretary of State of the State of Illinois as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws of Successor Borrower which were duly adopted and are in effect as of January 1, 2011 and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in paragraph 4 below; and (d) that no dissolution or liquidation proceedings as to Successor Borrower have been commenced or are contemplated.

4.                                       On or before January 21, 2011, a Secretary’s Certificate signed by the Secretary and one other officer of Successor Borrower certifying (a) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors of Successor Borrower, duly adopted at a meeting or by unanimous written consent of such board of directors, authorizing and ratifying the execution, delivery and performance of the Assumption

Agreement, this Agreement and the other Financing Documents and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders Successor Borrower or of such board of directors or any committee thereof relating to the subject matter thereof and (b) that the Assumption Agreement, this Agreement and the other Financing Documents are in the form approved and ratified by its board of directors in the resolutions referred to in clause (a)

4.                                       On or before January 4, 2011, the following certificates of good standing: (a) with respect to Original Borrower from the Secretary of State of the State of Delaware, dated not more than 10 days prior to December 31, 2010, and (b) with respect to Successor Borrower from the Secretary of State of the State of Illinois, dated January 3, 2011

5.                                       On or before January 21, 2011, a registration rights agreement between Successor Borrower and Lender in the form attached hereto as Annex II

6.                                       On or before January 7, 2011, original signature pages to all Financing Documents, opinions and certificates delivered to Lender via facsimile or other electronic transmission on or before the date hereof

7.                                       Promptly as reasonably possible, and in any event on or before January 21, 2011, an opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel to Original Borrower and Successor Borrower, substantially in the form attached hereto as Annex III

8.                                       On or before January 3, 2011, a Secretary’s Certificate signed by the Secretary and one other officer of Original Borrower certifying, as of December 31, 2010, (a) as to the name, titles and true signatures of the officers of Original Borrower authorized to sign this Agreement and the other Financing Documents, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation of Original Borrower, certified by the Secretary of State of the State of Delaware as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws of Original Borrower which were duly adopted and are in effect as of December 31, (d) that no dissolution or liquidation proceedings as to Original Borrower have been commenced or are contemplated

9.                                       On or before January 31, 2011, such other documents, instruments, agreements and certificates as Lender may reasonably request with respect to or related to the items set forth on this Exhibit 5.2(f)